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EXHIBIT 21.1.

LIST OF SUBSIDIARIES:

      DIRECT:

               Busey Bank
               Busey Bank Florida
               First Capital Bank
               Busey Investment Group, Inc.
               First Busey Resources, Inc.
               First Busey Capital Trust I
               First Busey Statutory Trust II

      INDIRECT:

               First Busey Trust & Investment Co.
               First Busey Securities, Inc.
               Busey Insurance Services, Inc.
               Busey Capital Management
               B.A.T., Inc.

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